Exhibit 10.4
RESTRICTED STOCK AGREEMENT
UNDER THE
INSTALLED BUILDING PRODUCTS, INC.
2023 OMNIBUS INCENTIVE PLAN
This RESTRICTED STOCK AGREEMENT (“Agreement”) is effective as of [___________] (the “Grant Date”), by and between Installed Building Products, Inc., a Delaware corporation (the “Company”), and [___________] (the “Participant”).
Terms and Conditions
The Committee hereby grants to the Participant under the Installed Building Products, Inc. 2023 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), the award of Restricted Stock described below. Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
Accordingly, the parties hereto agree as follows:
1.    Grant of Restricted Stock. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective as of the Grant Date, the Company hereby grants to the Participant an award of [______] shares of Restricted Stock. The Restricted Stock is subject to certain restrictions set forth in Section 2, which restrictions shall lapse at the times provided under Section 2(a) hereof.
2.    Restricted Stock.
(a)    Vesting. The Restricted Stock shall vest and be delivered (but will remain subject to the terms of this Agreement and the Plan) in three equal installments (rounded to the nearest whole share) on [_______], [_______] and [_______], provided that, except as set forth in this Section 2(a), the Participant has not experienced a Termination prior to the applicable vesting date(s). There shall be no proportionate or partial vesting in the periods prior to the applicable vesting date(s) and all vesting shall occur only on the applicable vesting date(s). Notwithstanding anything herein to the contrary, in the event of a Termination due to the Participant’s death prior to the applicable vesting date(s), the Restricted Stock shall vest in full as of the date of such Termination.
(b)    Forfeiture. The Participant shall forfeit to the Company, without compensation, any and all unvested Restricted Stock immediately upon the Participant’s Termination for any reason, except as set forth in Section 2(a).
(c)    Rights as a Stockholder. Prior to the time the Restricted Stock is fully vested hereunder, the Participant shall have all the rights of a holder of shares of Common Stock with respect to the Restricted Stock, except that (i) the Participant shall have no right to tender or transfer shares of Restricted Stock, (ii) dividends or other distributions (collectively, “dividends”) on shares of Restricted Stock shall be withheld, in each case, while the Restricted Stock is subject to restrictions, and (iii) in no event shall dividends or other distributions payable thereunder be paid unless and until the shares of Restricted Stock to which they relate no longer are subject to a risk of forfeiture. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and shall not accrue interest. Upon the lapse of the restrictions, such dividends shall be paid to the Participant in the same form as originally paid on the Common Stock.

(d)    Section 83(b). If the Participant properly elects (as permitted by Section 83(b) of the Code) within thirty (30) calendar days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Participant shall deliver to the Company a signed copy of such election promptly after the making of such election, and shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state, local or other taxes of any kind that the Company is required to withhold with respect to the Restricted Stock. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.
(e)    Certificates. The Restricted Stock, in the sole discretion of the Committee, shall be evidenced by a certificate or be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant and such certificate or book entry (as applicable) shall be noted appropriately to record the restrictions on the Restricted Stock imposed hereby. If, after the Grant Date, certificates are issued with respect to the shares of Restricted Stock, such issuance and delivery of certificates shall be made in accordance with the applicable terms of the Plan.
3.    Detrimental Activity.
(a)    The provisions in the Plan regarding Detrimental Activity shall apply to the Restricted Stock as provided herein. In the event the Participant engages in Detrimental Activity prior to, or during the one year period after, any vesting of the Restricted Stock, the Committee may direct (at any time within one year after such Detrimental Activity) that all unvested Restricted Stock shall be immediately forfeited and that the Participant shall return the shares of Common Stock distributed to him or her upon vesting or pay over to the Company an amount equal to the Fair Market Value as of the vesting date(s) of any Restricted Stock that had vested in the period referred to above.
(b)    The Participant acknowledges and agrees that the restrictions herein and in the Plan regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and its Affiliates, and are considered by the Participant to be reasonable for such purposes. Without intending to limit the legal or equitable remedies available in the Plan and in this Agreement, the Participant acknowledges that engaging in Detrimental Activity will cause the Company and its Affiliates material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such activity or threat thereof, the Company shall be entitled, in addition to the remedies provided under the Plan, to obtain from any court of competent jurisdiction a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or such other relief as may be required to specifically enforce any of the covenants in the Plan and this Agreement without the necessity of posting a bond, and in the case of a temporary restraining order or a preliminary injunction, without having to prove special damages.
4.    Certain Legal Restrictions. The Plan, this Agreement, the granting and vesting of the Restricted Stock, and any obligations of the Company under the Plan and this Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed.
5.    Change in Control. The provisions in the Plan regarding Change in Control shall apply to the Restricted Stock.

6.    Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Agreement and the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Notwithstanding the foregoing, the Company may, if requested by the Participant, withhold shares of Common Stock otherwise deliverable to the Participant to satisfy applicable statutory withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board or the Committee regarding compliance with applicable law, including, but not limited to, Section 16(b) of the Securities Exchange Act of 1934, as amended.
7.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the terms set forth in the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.
8.    Recoupment Policy. To the extent applicable to the Participant, the Participant acknowledges and agrees that the Restricted Stock shall be subject to the terms and provisions of the Company’s Incentive Compensation and Other Compensation Recoupment Policy or any subsequent or successor “clawback” or recoupment policy that the Company may adopt from time to time or as may be required by any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder).
9.    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
10.    Notices. Any notice or communication given hereunder shall be in writing or by electronic means as set forth in Section 13 below and, if in writing, shall be deemed to have been duly given: (a) when delivered in person; (b) two (2) business days after being sent by United States mail; or (c) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:
Installed Building Products, Inc.
495 South High Street, Suite 50
Columbus, OH 43215
Attention: General Counsel and Secretary
If to the Participant, to the address on file with the Company.
11.    No Guaranteed Employment. Nothing contained in this Agreement shall affect the right of the Company or any of its Affiliates to terminate the Participant’s employment at any time, with or without Cause, or shall be deemed to create any rights to employment or continued employment. The rights and obligations arising under this Agreement are not intended to and do not affect the Participant’s employment relationship that otherwise exists between the Participant and the Company or any of its Affiliates, whether such employment relationship is at-will or defined by an employment contract. Moreover, this Agreement is not intended to and does not amend any existing employment contract between the Participant and the Company or any of its Affiliates; to the extent there is a conflict between this Agreement and such an employment contract, the employment contract shall govern and take priority.
12.    Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.
13.    Mode of Communications. The Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with this grant of Restricted Stock and any other grants offered by the Company, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. The Participant further agrees that electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system.
14.    No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
15.    Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties hereto shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.
16.    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the Participant’s beneficiaries, executors, administrators, heirs and successors.
17.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Ohio, County of Franklin, including the Federal Courts located therein (should Federal jurisdiction exist).
18.    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

19.    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
INSTALLED BUILDING PRODUCTS, INC.

By:
Name:
Title:
PARTICIPANT
By:
Name: _____________________________